Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong Fourth Quarter and Full Year 2016 Financial Results

•              Record year; 38 new venue wins, 43 Tier 1 carrier contracts signed and 8,300 new DAS nodes deployed

•              Record annual revenue of $159.3 million increased 14.1% year-over-year

LOS ANGELES — March 7, 2017 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the Company’s financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights

•                  Revenue of $45.0 million increased 16.0% compared to $38.8 million in the fourth quarter of 2015. Growth was driven by strength in both DAS and military.

•                  DAS revenue of $17.2 million increased 48.6% compared to $11.6 million in the fourth quarter of 2015. DAS revenue for the quarter was comprised of $11.1 million of build-out project revenue and $6.1 million of access fee revenue.

•                  Military revenue of $11.0 million increased 59.6% compared to $6.9 million in the fourth quarter of 2015.

•                  Net loss attributable to common stockholders was $(4.4) million, or $(0.11) per diluted share, compared to a net loss of $(3.7) million, or $(0.10) per diluted share, in the fourth quarter of 2015.

•                  Adjusted EBITDA of $14.3 million increased 30.5% compared to $11.0 million in the fourth quarter of 2015. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

Full Year 2016 Financial Highlights

•                  Revenue of $159.3 million increased 14.1% compared to $139.6 million in 2015. Growth was driven by strength in both DAS and military.

•                  DAS revenue of $58.2 million increased 25.2% compared to $46.5 million in 2015. DAS revenue for the year was comprised of $37.9 million of build-out project revenue and $20.3 million of access fee revenue.

•                  Military revenue of $40.0 million increased 100.9% compared to $19.9 million in 2015.

•                  Net loss attributable to common stockholders was $(27.3) million, or $(0.72) per diluted share, compared to a net loss of $(22.3) million, or $(0.60) per diluted share, in 2015.

•                  Adjusted EBITDA of $40.8 million increased 37.7% compared to $29.6 million in 2015.

•                  Net cash provided by operating activities was $115.2 million compared to $98.6 million in 2015.

•                  Free cash flow was $7.9 million compared to $(4.5) million in 2015. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Business Highlights

•                  Boingo Broadband high-speed Wi-Fi and IPTV services covered 312,000 beds on 58 military bases as of December 31, 2016 compared to 286,000 beds on 55 military bases as of September 30, 2016. Subscriber penetration improved to 34.3% from 30.1% in the third quarter of 2016.

•                  The Company delivered a record year with the signing of 38 new venues and 43 Tier 1 carrier contracts.

•                  The Company announced an agreement with MasterCard as its second major brand for Comes With Boingo, providing Boingo Wi-Fi access to millions of card holders worldwide.

Management Commentary

“2016 was an incredible, milestone year for Boingo as it was our largest venue acquisition year ever,” commented David Hagan, Chief Executive Officer of Boingo Wireless. “We signed 38 new venues to the Boingo network in 2016 and signed 43 Tier 1 carrier agreements. These accomplishments enabled us to deliver an all-time revenue high of $159.3 million, marking our third consecutive year of double-digit revenue growth.”

Mr. Hagan continued, “Our strong financial results were driven by solid progress on DAS, military and carrier offload. Our DAS business remains robust with 19,200 nodes live at the end of the year with another 8,600 in backlog. Further, we completed the military build-out, finishing the year with 312,000 beds on 58 Army, Air Force, and Marine bases around the world. We anticipate adding approximately 20,000 new beds, primarily on existing bases, in the coming year. We also expanded carrier offload services for our second Tier 1 carrier to five airports and expect to continue the rollout of additional venues throughout 2017.”

Business Outlook

Boingo Wireless is initiating guidance for the first quarter ending March 31, 2017 and for the full year ending December 31, 2017, as follows:

First Quarter 2017

•                  Revenue is expected to be in the range of $39.5 million to $43.5 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(10.0) million to $(7.0) million, or a net loss of $(0.26) to $(0.18) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $8.5 million to $11.5 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Full Year 2017

•                  Revenue is expected to be in the range of $180.0 million to $188.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(29.0) million to $(25.0) million, or a net loss of $(0.74) to $(0.64) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $51.0 million to $56.0 million.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its fourth quarter and full year 2016 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, March 7, 2017. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13654793 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flows as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA excludes charges related to the Company’s contested proxy election for the 2016 annual meeting of stockholders because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flows as net cash provided by operating activities, less purchases of property and equipment, net. Boingo Wireless believes that free cash flows provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment, that can be used for strategic opportunities. Free cash flows should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million and a half DAS and Wi-Fi locations and that we estimate reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, arenas, universities, and military bases. For more information about Boingo, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016, Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 9, 2016, Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 8, 2016, and Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 7, 2016, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue	$44,974	$38,771	$159,344	$139,626
Costs and operating expenses:
Network access	19,537	15,837	69,112	62,988
Network operations	10,741	9,377	42,307	33,537
Development and technology	6,112	5,169	22,126	19,147
Selling and marketing	4,626	5,663	18,729	19,653
General and administrative	7,166	5,362	29,719	22,356
Amortization of intangible assets	866	867	3,448	3,576
Total costs and operating expenses	49,048	42,275	185,441	161,257
Loss from operations	(4,074)	(3,504)	(26,097)	(21,631)
Interest and other expense, net	(160)	(16)	(459)	(66)
Loss before income taxes	(4,234)	(3,520)	(26,556)	(21,697)
Income tax (benefit) expense	(30)	80	427	481
Net loss	(4,204)	(3,600)	(26,983)	(22,178)
Net income attributable to non-controlling interests	168	54	348	114
Net loss attributable to common stockholders	$(4,372)	$(3,654)	$(27,331)	$(22,292)
Net loss per share attributable to common stockholders:
Basic	$(0.11)	$(0.10)	$(0.72)	$(0.60)
Diluted	$(0.11)	$(0.10)	$(0.72)	$(0.60)
Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	38,406	37,228	38,025	36,849
Diluted	38,406	37,228	38,025	36,849

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$19,485	$14,718
Accounts receivable, net	42,978	43,552
Prepaid expenses and other current assets	5,344	3,876
Total current assets	67,807	62,146
Property and equipment, net	250,765	214,500
Goodwill	42,403	42,403
Intangible assets, net	13,783	16,055
Other assets	6,223	5,908
Total assets	$380,981	$341,012
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,516	$29,376
Accrued expenses and other liabilities	27,723	36,177
Deferred revenue	50,869	25,759
Current portion of long-term debt	1,094	875
Current portion of capital leases and notes payable	3,993	1,761
Total current liabilities	99,195	93,948
Deferred revenue, net of current portion	152,719	106,825
Long-term debt	15,875	16,750
Long-term portion of capital leases and notes payable	4,612	2,336
Deferred tax liabilities	3,208	2,965
Other liabilities	6,826	6,153
Total liabilities	282,435	228,977
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 38,562 and 37,325 shares issued and outstanding for 2016 and 2015, respectively	4	4
Additional paid-in capital	211,275	197,612
Accumulated deficit	(112,601)	(85,176)
Accumulated other comprehensive loss	(870)	(1,160)
Total common stockholders’ equity	97,808	111,280
Non-controlling interests	738	755
Total stockholders’ equity	98,546	112,035
Total liabilities and stockholders’ equity	$380,981	$341,012

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net loss attributable to common stockholders	$(4,372)	$(3,654)	$(27,331)	$(22,292)
Depreciation and amortization of property and equipment	14,401	10,394	49,202	38,293
Stock-based compensation expense	3,115	3,208	12,805	9,398
Amortization of intangible assets	866	867	3,448	3,576
Income tax (benefit) expense	(30)	80	427	481
Interest and other expense, net	160	16	459	66
Non-controlling interests	168	54	348	114
Contested proxy election expense	—	—	1,440	—
Adjusted EBITDA	$14,308	$10,965	$40,798	$29,636

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Three Months Ended March 31, 2017		Year Ended December 31, 2017
	Low	High	Low	High

Net loss attributable to common stockholders	$(10.0)	$(7.0)	$(29.0)	$(25.0)
Depreciation and amortization of property and equipment	14.3		63.0	64.0
Stock-based compensation expense	3.0		12.0
Amortization of intangible assets	0.9		3.6
Income tax expense and interest and other expense, net	0.2		0.9
Non-controlling interests	0.1		0.5
Adjusted EBITDA	$8.5	$11.5	$51.0	$56.0

Boingo Wireless, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(4,204)	$(3,600)	$(26,983)	$(22,178)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	14,401	10,394	49,202	38,293
Amortization of intangible assets	866	867	3,448	3,576
Bad debt expense	163	66	116	304
Impairment loss	17	51	66	242
Stock-based compensation	3,115	3,208	12,805	9,398
Change in fair value of contingent consideration	—	—	—	(114)
Change in deferred income taxes	(21)	35	303	320
Changes in operating assets and liabilities:
Accounts receivable	988	6,736	526	(16,050)
Prepaid expenses and other assets	1,347	(649)	(835)	(3,459)
Accounts payable	(3,929)	1,423	(465)	3,845
Accrued expenses and other liabilities	1,999	(470)	6,017	4,569
Deferred revenue	6,865	30,664	71,005	79,829
Net cash provided by operating activities	21,607	48,725	115,205	98,575
Cash flows from investing activities
Purchases of property and equipment	(15,226)	(39,687)	(107,271)	(103,116)
Proceeds from sales of marketable securities	—	—	—	1,614
Payments for asset and business acquisitions	(60)	—	(60)	—
Net cash used in investing activities	(15,286)	(39,687)	(107,331)	(101,502)
Cash flows from financing activities
Proceeds from credit facility	—	—	5,000	20,000
Principal payments on credit facility	—	(437)	(5,656)	(5,875)
Debt issuance costs	—	(62)	(124)	(62)
Proceeds from exercise of stock options	1,003	126	2,984	1,373
Payments of capital leases and notes payable	(323)	(387)	(2,212)	(814)
Payment of holdback consideration	—	(1,600)	—	(1,600)
Payment of other acquisition related consideration	—	—	—	(17)
Payments of withholding tax on net issuance of restricted stock units	(715)	(528)	(2,827)	(2,512)
Payments to non-controlling interest	—	—	(286)	(500)
Purchase of non-controlling interests	—	—	—	(1,150)
Net cash (used in) provided by financing activities	(35)	(2,888)	(3,121)	8,843
Effect of exchange rates on cash.	(1)	12	14	(47)
Net increase (decrease) in cash and cash equivalents	6,285	6,162	4,767	5,869
Cash and cash equivalents at beginning of period	13,200	8,556	14,718	8,849
Cash and cash equivalents at end of period	$19,485	$14,718	$19,485	$14,718

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$21,607	$48,725	$115,205	$98,575
Purchases of property and equipment, net	(15,226)	(39,687)	(107,271)	(103,116)
Free cash flows	$6,381	$9,038	$7,934	$(4,541)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:
DAS	$17,225	$11,592	$58,182	$46,455
Military	11,006	6,895	39,975	19,898
Retail	6,536	7,155	26,636	31,763
Wholesale—Wi-Fi	6,190	6,827	22,221	21,923
Advertising and other	4,017	6,302	12,330	19,587
Total revenue	$44,974	$38,771	$159,344	$139,626

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Key business metrics:
DAS nodes(1)	19.2	10.9	19.2	10.9
DAS nodes in backlog(2)	8.6	4.9	8.6	4.9
Subscribers—military(3)	107	57	107	57
Subscribers—retail(3)	195	204	195	204
Connects(4)	40,287	28,919	142,802	105,335

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include retail and wholesale customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives revenue sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Lauren de la Fuente

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 405-8517

INVESTORS:

Kimberly Orlando

ADDO Investor Relations

korlando@addoir.com

(310) 829-5400